Exhibit 10.11

FIRST AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED

2005 DEFERRED COMPENSATION PLAN FOR DIRECTORS

This First Amendment to the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors (this “Amendment”) is effective as of the 1st day of September, 2011.

WHEREAS, Worthington Industries, Inc. (the “Company”) previously adopted and maintains the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors (the “Post-2004 Director Plan”); and

WHEREAS, the Post-2004 Director Plan may be amended by the Company’s Board of Directors (the “Board”) from time to time; and

WHEREAS, the Board desires to amend the Post-2004 Director Plan to require that, if a participant’s “Date of Deferral” is a fixed date, such date must be at least two years after the end of the “Plan Year” (as those terms are defined in the Post-2004 Director Plan) with respect to which the amount deferred would otherwise be paid; and

WHEREAS, the Board desires to amend the Post-2004 Director Plan to eliminate the requirement that the Date of Deferral not extend beyond the participant’s 70th birthday; and

WHEREAS, the Board further desires to amend the Post-2004 Director Plan to require that full payment of a participant’s “Account” (as defined in the Post-2004 Director Plan) be made by the date on which the participant attains age 85; and

WHEREAS, in accordance with the requirements of Treasury Regulation §1.409A-3(j)(4)(v), the Board further desires to amend the Post-2004 Director Plan to allow the Company to distribute small Accounts in a lump sum, notwithstanding a participant’s election to have such Account paid in installments;

NOW, THEREFORE, the Post-2004 Director Plan is hereby amended as follows:

1.	Section 2.7 of the Post-2004 Director Plan is hereby deleted in its entirety and the following is substituted therefor:

2.7 “Date of Deferral” shall mean the date to which payment of the Participant’s Directors Fees is deferred in accordance with this Plan. The Date of Deferral shall be the earliest of: (a) the date selected by the Participant in the Election Form, which date must be at least one year (two years for any Plan Year beginning after September 1, 2011) after the end of the Plan Year with respect to which the payment would otherwise be made, (b) the date of the Participant’s death, or (c) the date the Participant Separates From Service as a Director. Unless

the Participant elects a different Date of Deferral, his Date of Deferral shall be the date he Separates From Service as a Director.

2.	Section 6.1(a) of the Post-2004 Director Plan is hereby amended by inserting the following at the end thereof:

Anything contained herein to the contrary notwithstanding, total distribution of a Participant’s Account must be made by the date such Participant attains age 85.

3.	Section 6 of the Post-2004 Director Plan is hereby amended by inserting new Section 6.6 as follows:

6.6 Distribution of Small Accounts

Notwithstanding any provision in this Section 6 to the contrary, if the total of the Participant’s Account under the Plan and his Account under all other arrangements that, with this Plan, would be treated as a single nonqualified deferred compensation plan (within the meaning of Treasury Regulation §1.409A-1(c)(2)) is less than the limit described in Code Section 402(g)(1)(B) for the Plan Year in which the Date of Deferral occurs, such Participant’s Account may be distributed in a lump sum, but only if payment results in the termination and liquidation of the Participant’s entire interest in this Plan and all other arrangements that, along with this Plan, would be treated as a single nonqualified deferred compensation plan (as determined under Treasury Regulation §1.409A-1(c)(2)).

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer effective as of the date first set forth above.

WORTHINGTON INDUSTRIES, INC.

By:	s/Dale Brinkman

Its:	Vice President-Secretary